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                                                                    EXHIBIT 99.1
                           AVECOR CARDIOVASCULAR INC.
                        SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


    The undersigned shareholder hereby appoints Anthony Badolato and Gregory J. Melsen and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of AVECOR Cardiovascular Inc. held of record by the undersigned as of September 23, 1998, at the Special Meeting of Shareholders to be held on October 28, 1998, at 9:00 a.m., local time, at 7611 Northland Drive, Minneapolis, Minnesota, and at any adjournment or adjournments thereof, upon the following proposal:


    To approve the Plan of Merger and the Agreement and Plan of Merger providing for the merger of AC Merger Corp. into AVECOR Cardiovascular Inc., with AVECOR Cardiovascular Inc. to be the surviving corporation and a wholly-owned subsidiary of Medtronic, Inc., copies of which Plan of Merger and Agreement and Plan of Merger are attached as Appendices A and B to the Proxy
Statement/Prospectus for the Special Meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER, BUT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF MERGER AND THE AGREEMENT AND PLAN OF MERGER.


            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)
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    IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation, partnership or other entity, please sign in the name of the entity by an authorized person.
                                              Dated: ___________________________
                                              __________________________________
                                               (Please sign name exactly as it
                                                       appears hereon)
                                              __________________________________
                                              (Signature of joint owner, if any)


                                              PLEASE MARK, DATE, SIGN AND RETURN
                                              THIS PROXY IN THE ENCLOSED PROXY
                                              RETURN ENVELOPE, WHICH REQUIRES NO
                                              POSTAGE IF MAILED IN THE UNITED
                                              STATES. IF AN ENVELOPE IS NOT
                                              ENCLOSED OR HAS BEEN MISPLACED,
                                              PLEASE RETURN THIS COMPLETED PROXY
                                              TO NORWEST SHAREOWNER SERVICES,
                                              P.O. BOX 64859, ST. PAUL, MN
                                              55164-0859.